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                                                                   EXHIBIT 8.1


                              [WSGR LETTERHEAD]


                               December 4, 1995


Fremont General Corporation
2020 Santa Monica Boulevard
Suite 600
Santa Monica, California 90404

Fremont General Funding I
c/o Fremont General Corporation
2020 Santa Monica Boulevard
Suite 600
Santa Monica, California 90404


              Re: Fremont General Corporation/Fremont General Funding I -- Registration Statement on Form S-3 relating to
                     % Trust Originated Preferred Securities(SM)
                   ---------------------------------------------------


Ladies and Gentlemen:

            We have acted as special tax counsel for Fremont General Corporation, a Nevada corporation (the "Company"), and Fremont General
Funding I, a statutory business trust organized under the Business Trust Act of the State of Delaware (12 Del. Code Ann., tit. 12, Section 3801, et seq.) (the "Trust" and, together with the Company, the "Offerors"), in connection with the proposed issuance and sale by the Trust of up to 4,600,000 shares (including over-allotments) of __% Trust Originated Preferred Securities(SM) (liquidation amount $25 per preferred security) of the Trust (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust.

            The Preferred Securities are guaranteed (the "Securities Guarantee") by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, to be dated as of the date of closing (the "Guarantee Agreement"), between the Company and The Chase Manhattan Bank, N.A., as trustee, for the benefit of the holders of the Preferred Securities.

            In connection with the issuance and sale of the Preferred Securities, the Trust is also issuing _______ shares of its __% Common Securities (liquidation amount of $25 per common security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust. The Common Securities will be owned, directly or indirectly, by the Company and will also be guaranteed by the Company with respect to distributions and payments upon


(SM) "Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co., Inc.

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Fremont General Corporation
December 4, 1995
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liquidation, redemption and otherwise pursuant to the Common Securities
Guarantee Agreement by Fremont General, for the benefit of the holders of the Common Securities.

            The entire proceeds from the sale of the Preferred Securities and the Common Securities are to be used by the Trust to purchase an aggregate principal amount of up to $115,000,000 of __% Junior Subordinated Debentures (the "Junior Subordinated Debentures"), to be issued by the Company. The Preferred Securities and the Common Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of the date of closing (the "Declaration"), among the Company, as depositor, certain named persons as the regular trustees (collectively, the "Regular Trustees"), and The Chase Manhattan Bank, N.A., as the institutional trustee (the "Institutional Trustee"). The Junior Subordinated Debentures are to be issued pursuant to an indenture, to be dated as of the date of closing (the "Indenture"), between the Company and First Interstate Bank of California, a California banking corporation, as trustee (the "Indenture Trustee").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement (as defined below).

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 to be filed by the Offerors with the Securities and Exchange Commission (the "Commission") on December 4, 1995 under the Securities Act of 1933, as amended (the "Act"), (the "Registration Statement"); (ii) the form of the certificate of trust (the "Certificate of Trust") to be filed by the Regular Trustees and the Institutional Trustee with the Secretary of State of the State of Delaware on or before the date of closing; (iii) the form of the Declaration of Trust and Form of Amended and Restated Declaration of Trust; (iv) the form of the Preferred Securities and designation of the terms thereof; (v) the form of the Guarantee Agreement; (vi) the form of the Common Securities Guarantee Agreement; (vii) the form of the Common Securities and designation of the terms thereof; and (viii) the form of the Indenture; (ix) the form of Junior Subordinated Debentures; and (x) the form of the Purchase Agreement (collectively, the documents in items
(i)-(x) are referred to as the "Operative Documents"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such agreements, certificates of public officials, certificates of officers, trustees or other representatives of the Company, the Trust and others, as applicable, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, comformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company or the


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Fremont General Corporation
December 4, 1995
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Trust, we have assumed that such parties had, or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

            In rendering our opinion, we have participated in the preparation of the Registration Statement, including the Prospectus included therein. Our opinion is conditioned on, among other things, the initial, and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust.

            Our opinion is also conditioned on the descriptions that (i) there will be no material changes to the Operative Documents, (ii) the Operative Documents that have yet to be executed will be executed in the form that we have reviewed them, (iii) the Junior Subordinated Debentures have been, or will prior to issuance be, rated as investment-grade securities by all rating agencies with which rating applications have been filed, (iv) the Operative Documents constitute all the agreements, arrangements and understandings between or among the parties thereto with respect to the transactions contemplated therein and to the Trust Securities and the Junior Subordinated Debentures, and (v) there will be timely and full compliance by all parties to the Operative Documents with the terms thereof (without waiver or amendment of any of the terms thereof). This opinion is furnished with the understanding that it will be a condition of the closing of the sale of the Preferred Securities that this opinion will have been reconfirmed and not withdrawn.

            In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service rulings all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

            Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

      (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an


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Fremont General Corporation
December 4, 1995
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            undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of these Junior Subordinated Debentures.

      (2) Although not entirely free from doubt, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

      (3) Although the discussion set forth in the Prospectus under the heading "UNITED STATES FEDERAL INCOME TAXATION" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities under current law.

            Except as set forth above, we express no opinion to any person as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Junior Subordinated Debentures, the Preferred Securities, the Common Securities or any transactions related to or contemplated by any such issuances.

            We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. We also consent to the use of our name under the headings "LEGAL MATTERS" and "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus forming a part of the Registration Statement (without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement). This opinion may not be used for any other purpose and may not otherwise be disclosed to or relied upon by any other person without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any changes in applicable law after the date hereof.


                                              Very truly yours,


                                              /s/ WILSON, SONSINI, GOODRICH &
                                                  ROSATI